Exhibit 1.01

NORTHERN STATES POWER COMPANY

(A WISCONSIN CORPORATION)

$250,000,000 5.48% First Mortgage Bonds, Series due June 15, 2041

BOND PURCHASE AGREEMENT

Dated June 9, 2026

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SCHEDULE A	—	DEFINED TERMS

EXHIBIT A	—	FORM OF SUPPLEMENTAL INDENTURE (INCLUDING FORM OF BONDS)

SCHEDULE 4.4(a)(i)	—	FORM OF OPINION OF COMPANY COUNSEL

SCHEDULE 4.4(a)(ii)	—	FORM OF OPINION OF JONES DAY

SCHEDULE 4.4(b)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

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Northern States Power Company

(a Wisconsin corporation)

1414 West Hamilton Avenue

Eau Claire, Wisconsin 54701

$250,000,000 5.48% First Mortgage Bonds, Series due June 15, 2041

June 9, 2026

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE B HERETO:

Ladies and Gentlemen:

Northern States Power Company, a Wisconsin corporation (the “Company”), agrees with the institutional investors listed in the attached Schedule B (the “Purchasers”) to this Bond Purchase Agreement (this “Agreement”) as follows:

SECTION 1. AUTHORIZATION OF BONDS.

The Company will authorize the issue and sale of $250,000,000 aggregate principal amount of its 5.48% First Mortgage Bonds, Series due June 15, 2041 (the “Bonds”). The Bonds are to be issued under the Company’s Supplemental and Restated Trust Indenture, dated as of March 1, 1991, from the Company to U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”) (such Trust Indenture being hereinafter referred to as the “Base Indenture”), as previously amended and as to be amended and supplemented by a supplemental indenture relating to the Bonds (the “Supplemental Indenture”) (such Trust Indenture as previously amended and as to be so amended and supplemented by the Supplemental Indenture being hereinafter referred to as the “Indenture”). The Supplemental Indenture shall be substantially in the form set out in Exhibit A hereto, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. The term “Bonds” shall include any such Bonds of the same series issued in substitution therefor pursuant to the terms and provisions of the Indenture. The Bonds shall be substantially in the form set out in the Supplemental Indenture, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used herein shall have the meaning ascribed to such terms in the Indenture unless otherwise defined in Schedule A to this Agreement or the context hereof shall otherwise require; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF BONDS.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount specified opposite such Purchaser’s name in Schedule B to this Agreement at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 at 10:00 a.m., Eastern time, at a closing (the “Closing”) on June 15, 2026 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the applicable purchase price therefor by wire transfer of immediately available funds for the account of the Company specified in the funding instructions letter provided pursuant to Section 4.13 of this Agreement. If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Bonds or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s reasonable satisfaction.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing (as if made at such time).

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds, this Agreement and the Supplemental Indenture and (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from (i) counsel for the Company and (ii) Jones Day, special counsel for the Company, covering the matters set forth in Schedule 4.4(a)(i) and 4.4(a)(ii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Hunton Andrews Kurth LLP, special counsel for the Purchasers in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Bonds. The Company shall have consummated the sale of the entire principal amount of the Bonds scheduled to be sold on the date of the Closing, pursuant to this Agreement and the Supplemental Indenture; provided that if the condition set forth in this Section 4.6 is not satisfied as a result of the failure of any Purchaser to purchase any Bonds that it is obligated to purchase under this Agreement, then another Institutional Investor approved by the Company may purchase the Bonds scheduled to be purchased by the defaulting Purchaser on the date of the Closing and any such purchase shall be deemed to satisfy the requirement of this Section 4.6.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services shall have been obtained for the Bonds.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Supplemental Indenture. The Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee.

Section 4.11. Execution, Authentication and Delivery of Bonds. The Bond or Bonds to be purchased by each Purchaser at the Closing shall have been duly authorized, executed and delivered by the Company and authenticated by the Trustee and delivered to each such Purchaser.

Section 4.12. Approvals. The Company shall have furnished to such Purchaser and such Purchaser’s special counsel true and correct copies of all certificates, approvals, authorizations, consents, recordings and filings necessary for the execution, delivery or performance by the Company of this Agreement, the Bonds, and the Supplemental Indenture including, without limitation, (a) the consents and approvals referred to in Section 5.7 of this Agreement and in the Indenture, if any, and (b) such recordings and filings as may be necessary to secure all of the Company’s obligations under the Indenture with the lien created by the Indenture and to perfect such lien.

Section 4.13. Funding Instructions. At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the applicable purchase price for the Bonds is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to the date of the Closing. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two Business Days prior to the date of the Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Bonds.

Section 4.14. Offeree Letter. Huntington Securities, Inc. shall have delivered to the Company, its counsel and the counsel referred to in Section 4.4(b) an offeree letter, in form and substance satisfactory to the Company and its counsel and the Purchasers’ special counsel, confirming the manner of the offering of the Bonds by such entity and the number of offerees.

Section 4.15. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin; and the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair the title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability, except where the failure to be so qualified would not have a Material Adverse Effect.

Section 5.2. Authorization, Etc.; Matters Relating to the Indenture. (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and general equitable principles.

(b) The Bonds have been duly authorized for issuance and sale pursuant to this Agreement and, when executed and authenticated in accordance with the Indenture and delivered and paid for as provided herein, will be duly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and general equitable principles, and will be entitled to the benefits of the Indenture.

(c) The Base Indenture has been duly authorized, executed and delivered by the Company. The Supplemental Indenture has been authorized by the Company and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and general equitable principles.

Section 5.3. Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to April 1, 2026 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2025, there has been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, financial or otherwise, whether or not arising in the ordinary course of business.

Section 5.4. Subsidiaries. The Company has no subsidiaries that would be deemed “Significant Subsidiaries” under Regulation S-X under the Securities Exchange Act of 1934, as amended.

Section 5.5. Financial Statements . The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5, with such delivery satisfied by referring each Purchaser to the Company’s filings on the SEC’s EDGAR website. All of the financial statements (including in each case the related schedules and notes) contained in the Disclosure Documents fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements. The Company does not have any material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Bonds, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, and compliance with the terms and provisions of this Agreement, the Bonds and the Indenture did not and will not (i) conflict with, or result in the breach of, any of the terms, provisions or conditions of the Amended and Restated Articles of Incorporation or Amended and Restated By-Laws of the Company, or (ii) conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Indenture) upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other contract, agreement or instrument to which the Company is a party or by which the Company is bound or to which its properties are subject or (iii) result in the violation of any law, statute, order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties except, in the case of clauses (ii) or (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. The Public Service Commission of the State of Wisconsin (the “PSCW”) has issued its order approving the Company’s issuance of debt securities and, in compliance with paragraph 3.c.i of such order, the Company has submitted a supplemental application notifying the PSCW of the delayed delivery provisions contemplated by this Agreement; at the Closing such order will be final and in full force and effect; no other approval of, or any consent, authorization or order of, or filing or registration with, any regulatory public body, state or federal, or any court having jurisdiction over the Company, is, or will be at the Closing, necessary in connection with the issuance and sale of the Bonds pursuant to this Agreement and the Indenture or the execution, delivery and performance of this Agreement and the Indenture, other than (i) such approvals that may be required under state securities laws, (ii) post-issuance informational filings to be made with the PSCW, or (iii) recordings and filings to perfect liens and security interests created by the Indenture.

Section 5.8. Litigation. Other than as set forth or contemplated in the Disclosure Documents, there are no legal or governmental proceedings pending to which the Company is a party which would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, there are no proceedings that are threatened or contemplated by governmental authorities or threatened by others that are required to be described in the Disclosure Documents which are not described as required.

Section 5.9. Taxes. The Company has filed all tax returns (or has been included on consolidated tax returns, as applicable, that have been filed) that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10. Mortgage Property. (a) To the extent it is not excepted from the lien of the Indenture, the Company has good title to all real property owned by it and good title to all personal property owned by it (except, in each case, such properties as have been released from the lien thereof in accordance with the terms thereof), subject only to the lien of the Indenture (including the lien granted by Section 17.07 thereof in favor of the Trustee thereunder), Permitted Encumbrances (as defined in the Indenture), taxes and assessments not yet delinquent and, as to parts of the Company’s property, easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company’s use of such property in the usual course of its business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company’s business, mechanics’ lien claims being contested or not of record or for the satisfaction or discharge of which adequate provision has been made by the Company and defects which do not in any material way impair the security afforded by the Indenture.

(b) The Bonds will be secured by and entitled to the benefits of the Indenture equally and ratably with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien of the Indenture.

Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) resulting in a Material Adverse Effect, and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate be material.

(b) The present value of the aggregate benefit liabilities under the defined benefit pension Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $100,000,000.00 in the case of any single Plan and by more than $700,000,000.00 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser.

(f) The Company and its subsidiaries do not have any Non-U.S. Plans.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar Securities for sale to, or solicited any offer to buy the Bonds or any similar Securities from, or otherwise approached or negotiated in respect thereof with, not more than twenty-five (25) Institutional Investors (including the Purchasers), each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has, with respect to the Bonds, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. The Company has provided each Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Bonds. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of the Bonds or blue sky laws of any applicable jurisdiction, including the jurisdiction that governs the Company’s internal affairs.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds from the sale of the Bonds hereunder for general corporate purposes. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness. (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of December 31, 2025, since which date there has been no material increase in the amount of the Indebtedness of the Company except as detailed in the Company’s financial statements listed in Schedule 5.5. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that (i) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D of the Securities Act and it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it has (or its investment manager or investment advisor has) knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Bonds and it is able to bear the economic risk of holding the Bonds for an indefinite period of time. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the resale of the Bonds nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Bonds purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid. Each Purchaser also severally represents that the Company has provided such Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Bonds.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Sections I(c), I(g) (regarding eligibility), and I(k) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Non-Affiliate of the Company. Each Purchaser severally represents that it is not an Affiliate of the Company.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Bond that is an Institutional Investor:

(a) Indenture Deliverables — the documents and information specified in Section 8.18(a) of the Indenture in the manner provided herein;

(b) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

(c) Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title IV of ERISA, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title IV of ERISA, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

Section 7.2. Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Bond that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.

Section 7.3. Electronic Delivery. Financial statements and other information that are required to be delivered by the Company pursuant to Section 7.1 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a) any information required under Section 7.1 is delivered to each Purchaser or holder of a Bond by e-mail at the e-mail address set forth on Schedule B or as communicated from time to time in a separate writing delivered to the Company;

(b) the Company shall have timely filed its Quarterly Report on Form 10–Q (the “Form 10-Q”) or Annual Report on Form 10–K (the “Form 10-K”), and any other information specified in Section 7.1(a), with the SEC on EDGAR and shall have made such form available on Xcel Energy Inc.’s home page on the internet, which is located at http://investors.xcelenergy.com as of the date of this Agreement; or

(c) any information required under Section 7.1 are timely posted by or on behalf of the Company on Xcel Energy Inc.’s home page on the internet or IntraLinks or on any other similar website to which each holder of Bonds has free access.

provided however, that in no case shall access to such information be conditioned upon any waiver, clickwrap agreement or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of clause (c), the Company shall have given each Purchaser or each holder of a Bond prior written notice which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and other information or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE BONDS.

Reference is made to the form of Bonds attached to the Supplemental Indenture included in Exhibit A hereto, for provisions relating to the payment and prepayment of the Bonds.

SECTION 9. AFFIRMATIVE COVENANTS.

Reference is made to Article VIII and Article IX of the Indenture for certain affirmative covenants of the Company.

SECTION 10. NEGATIVE COVENANTS.

Reference is made to Article VIII and Article XVI of the Indenture for certain negative covenants of the Company.

SECTION 11. EVENTS OF DEFAULT.

Reference is made to Section 14.01 of the Indenture for Events of Default.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Reference is made to Sections 14.02 through 14.18 of the Indenture for remedies upon Events of Default and other related provisions.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF BONDS.

Reference is made to Article II of the Indenture and Section 2.06 of the Supplemental Indenture for provisions relating to the registration, exchange and substitution of Bonds.

SECTION 14. PAYMENTS ON BONDS.

Section 14.1. Place of Payment. Payments of principal, premium, if any, and interest becoming due and payable on the Bonds shall be made in accordance with the terms and provisions of the Indenture.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Bond and any Purchaser or its nominee shall have given written notice to the Trustee requesting that the provisions of this Section 14.2 apply (such notice hereby given in Schedule B to this Agreement), and notwithstanding anything contained in Section 14.1, the Company will pay all sums becoming due on such Bond for principal, premium, if any, and interest by the method and at the address specified for such purpose for such Purchaser in Schedule B, or by such other method (reasonably acceptable to the Trustee) or at such other address as such Purchaser shall have from time to time specified to the Trustee in writing for such purpose, without the presentation or surrender of such Bond. Each Purchaser hereby agrees that (i) before any sale or other transfer by any Purchaser or its nominee of any Bond in respect of which any principal payments or prepayments have been made in the manner provided in this Section 14.2, any Purchaser or its nominee, respectively, will present such Bond to the Trustee in exchange for a new Bond or Bonds and in a principal amount equal to the unpaid principal amount of such Bond and (ii) promptly following payment in full of any Bond thereby, such Purchaser, its nominee or subsequent Institutional Investor will promptly surrender such Bond to the Trustee for cancellation. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Bond as such Purchaser have made in this Section 14.2. Upon receiving payment as specified above without the presentation or surrender of any Bond, such Purchaser, its nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with such Purchaser, its nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this Section 14.2, including the costs of defending itself in connection therewith, such indemnity to survive the payment of such Bond and any resignation or removal of the Trustee. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.2 as though it were a party to this Agreement.

Section 14.3. FATCA Information. By acceptance of any Bond, the holder of such Bond agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, one local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or any Bond Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this

Agreement or any Bond Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, or any other Bond Document, or by reason of being a holder of any Bond, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Bonds and any Bond Document and (c) the reasonable costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $4,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Bond to such holder or otherwise charges to a holder of a Bond with respect to a payment under such Bond and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Bonds by the Company.

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Bond Document or the execution and delivery (but not the transfer) or the enforcement of any of the Bonds in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Bond Document or of any of the Bonds, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Bond to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement, the Bonds or any other Bond Document, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Bonds and any other Bond Document, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Bond Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Bonds and any other Bond Document embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. In addition to and not in limitation of any rights of a holder of a Bond to amend or waive any provision of the Indenture in accordance with the terms of the Indenture, or consent to an amendment or waiver thereof, this Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that: (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective to any Purchaser unless consented to by such Purchaser, and (b) no such amendment or waiver may, without the written consent of each Purchaser and the holder of each Bond at the time outstanding affected thereby, amend any of Sections 17 or 20.

Section 17.2. Solicitation of Holders of Bonds.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Bond with sufficient information, sufficiently far in advance of the date a decision is required as set forth in Article XIX of the Indenture, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or any other Bond Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each Purchaser and each holder of a Bond promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Bonds.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Bond as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Bond unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchase or each holder of a Bond even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 by a Purchaser or a holder of a Bond that has transferred or has agreed to transfer its Bond to (i) the Company, (ii) any subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Purchaser or such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Purchasers or other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Purchaser or such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any Purchaser or holder of such Bond. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Bonds Held by Company. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Bonds, or have directed the taking of any action provided herein or the Bonds to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), (b) by fax if the recipient has provided a fax number in its notice details (provided that a copy of such sent fax is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message that such fax could not be delivered to its recipient), (c) by a nationally recognized commercial delivery service (charges prepaid) or (d) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Todd A. Wehner, Vice President, Treasurer, 414 Nicollet Mall, Minneapolis, Minnesota 55401 or at such other address as the Company shall have specified to the holder of each Bond in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, electronic copy or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Bond Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its affiliates and its and its affiliates’ respective directors, officers, employees (legal or contractual), agents, partners, attorneys, trustees, limited partners and investors (to the extent such disclosure reasonably relates to the administration of the investment represented by its Bonds or portfolio management), (ii) its auditors, consultants, service providers, financial advisors, investment managers, investment advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Bond, (iv) any Institutional Investor to which it transfers or pledges or offers to transfer or pledge such Bond or any part thereof or any participation therein and any beneficiary, agent, custodian or trustee in connection therewith (if such Person has agreed prior to its receipt of such Confidential Information to hold the information confidential substantially in accordance with this Section 20) and, in each case, any such Person shall have the same rights and obligations with respect to such Confidential Information as the Purchasers have under this Section 20, (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal, state or other regulatory authority having jurisdiction over such Purchaser, any recipient of Confidential Information under this Section 20, or in each case, its portfolio or any transactions relating thereto, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or its investment managers or investment advisors or to its investment portfolio or any transactions relating thereto (x) in response to any subpoena or other legal process, (y) in connection with any litigation, arbitration or dispute resolution process to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Bonds, this Agreement or any Bond Document. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Bond is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Bonds that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Bonds then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Bonds under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Bond) whether so expressed or not, except that, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Bonds without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.3. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Bonds, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.4. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and electronic signatures with respect to this Agreement and all documents relating thereto (other than the Bonds). Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto (other than the Bonds) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto (other than the Bonds) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or any documents relating to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 22.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.6. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.6(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 22.6(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail) with on-line tracking service available, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt or on-line confirmation of delivery furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.6 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE BONDS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NORTHERN STATES POWER COMPANY
(A WISCONSIN CORPORATION)

By	/s/ Todd A. Wehner
Name: Todd A. Wehner
Title: Vice President, Treasurer

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

STATE FARM FIRE AND CASUALTY COMPANY

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Authorized Signer

By	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Authorized Signer

[Signature Page to Bond Purchase Agreement]

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Bond Purchase Agreement, including all Schedules attached to this Agreement.

“Bond Documents” shall mean this Agreement, the Bonds, the Indenture and all amendments, supplements and other modifications thereto.

“Bonds” is defined in Section 1.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Completed Default” has the meaning set forth in Section 14.01 of the Indenture.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Default” means any event which has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Disclosure Documents” is defined in Section 5.3.

SCHEDULE A

(to Bond Purchase Agreement)

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” means an event or condition which constitutes a “Completed Default” within the meaning of the Indenture.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Form 10-K” is defined in Section 7.3(b).

“Form 10-Q” is defined in Section 7.3(b).

“GAAP” shall mean the convention, rules and procedures which define accepted accounting practices applicable to businesses similar to that of the Company.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“holder” means, with respect to any Bond, the Person in whose name such Bond is registered pursuant to Article II of the Indenture, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A (including the definition of “Institutional Investor”), “holder” shall mean the beneficial owner of such Bond whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” means all indebtedness of the Company which is required to be included on the consolidated balance sheet of the Company as a liability in accordance with GAAP.

“Indenture” is defined in Section 1.

“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, (d) any Related Fund of any holder of any Bond and (e) any trust or fund whose beneficiaries or beneficial owners are Institutional Investors described in the foregoing clauses (a) through (d) hereof.

“Lien” means “Lien of the Indenture” as defined in the Indenture.

“material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Bonds, or (c) the validity or enforceability of this Agreement, the Bonds or any other Bond Document.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company primarily for the benefit of employees of the Company or one or more subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Article II of the Indenture and Section 2.06 of the Supplemental Indenture), provided, however, that any Purchaser of a Bond that ceases to be the registered holder or a beneficial owner (through a nominee) of such Bond as the result of a transfer thereof in accordance with Article II of the Indenture and Section 2.06 of the Supplemental Indenture shall cease to be included within the meaning of “Purchaser” of such Bond for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment manager or investment advisor as such holder or by an affiliate of such holder or such investment manager or investment advisor.

“Required Holders” (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” means any subsidiary of the Company which constitutes a significant “subsidiary” as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Securities Act.

“Source” is defined in Section 6.2.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC.

“Supplemental Indenture” is defined in Section 1.

“Trustee” is defined in Section 1.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

EXHIBIT A

Form of Supplemental Indenture (including form of Bonds)

EXHIBIT A

(to Bond Purchase Agreement)

SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY

(A WISCONSIN CORPORATION)

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

TRUSTEE

DATED AS OF

JUNE 9, 2026

SUPPLEMENTAL TO TRUST INDENTURE

DATED APRIL 1, 1947

AND

SUPPLEMENTAL AND RESTATED

TRUST INDENTURE

DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page
PARTIES		1

RECITALS		1

ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	8

Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	8

ARTICLE II	FORM AND EXECUTION OF SERIES DUE JUNE 15, 2041	10

Section 2.01	Series Due June 15, 2041	10

Section 2.02	Redemption of Bonds	10

Section 2.03	Surrender	12

Section 2.04	Taxes and Governmental Charges	12

Section 2.05	Restricted Securities	12

Section 2.06	Home Office Payment	13

ARTICLE III	APPOINTMENT OF AUTHENTICATING AGENT	14

Section 3.01	Appointment of Agent or Agents for Bonds of Series due June 15, 2041	14

Section 3.02	Concerning the Agent	14

Section 3.03	Form of Alternate Certificate of Authentication	15

Section 3.04	Limit on Location and Number of Agents	15

ARTICLE IV	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	15

Section 4.01	Names and Addresses of Debtor and Securing Party	15

Section 4.02	Property Subject to Lien	16

Section 4.03	Maturity Dates and Principal Amounts of Obligations Secured	16

Section 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03	16

Section 4.05	Recording Data for the Indenture	16

i

TABLE OF CONTENTS

(continued)

		Page
Section 4.06	Mortgage Bonds	17

Section 4.07	Additional Financing Statements and Amendments	17

ARTICLE V	MISCELLANEOUS	17

Section 5.01	Recitals of Fact, Except as Stated, are Statements of the Company	17

Section 5.02	Supplemental Trust Indenture to be Construed as Part of the Indenture	18

Section 5.03	Trust Indenture Act and Severability	18

Section 5.04	Indenture	18

Section 5.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns	18

Section 5.06	Counterparts and Headings	18

Schedule A – Properties

ii

Supplemental Trust Indenture, made effective as of the 9th day of June, 2026, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (and, without limiting the foregoing, as successor to U.S. BANK NATIONAL ASSOCIATION, as trustee) (the “Trustee”), party of the second part;

WITNESSETH:

WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series

March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018 (redeemed)
September 1, 2008	Series due September 1, 2038
October 1, 2012	Series due October 1, 2042
June 1, 2014	Series due June 15, 2024 (retired)
November 1, 2017	Series due December 1, 2047
September 1, 2018	Series due September 1, 2048
May 18, 2020	Series due May 1, 2051
July 19, 2021	Series due May 1, 2051
July 15, 2022	Series due September 15, 2052
May 10, 2023	Series due June 15, 2053
May 13, 2024	Series due June 15, 2054

WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and

WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and

WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due June 15, 2041,” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $100,000 and integral multiples of $1,000 in excess thereof, and the bonds of said series to be substantially in the following form:

(Form of Bonds of Series due June 15, 2041)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NORTHERN STATES POWER COMPANY

(Incorporated under the laws of the State of Wisconsin)

First Mortgage Bond

Series due June 15, 2041

PPN 665789 B*3

No. _______________	$________________

NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to _________ or its registered assigns, by the method and at the address specified by the Initial Bondholder (as defined herein) in Schedule B to the Bond Purchase Agreement, of even date herewith, between the Company and the purchasers named therein (the “Purchase Agreement”), the sum of _________ Dollars in lawful money of the United States of America, on the 15th day of June 2041, and subject to Section 2.06 of the Supplemental Trust Indenture, to pay interest hereon from the date hereof at the rate of 5.48 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest by the method and at the address specified by such Initial Bondholder on the 15th day of June and on the 15th day of December in each year, commencing December 15, 2026; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any June 15 or December 15 will be paid to the person in whose name this bond was registered at the close of business on the record date (the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 24 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.

The term Initial Bondholder as used herein means any registered holder of First Mortgage Bonds listed on Schedule B to the Purchase Agreement.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

Prior to December 15, 2040 (six months prior to the maturity date of the bonds of this series) (the “Par Call Date”), the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the bonds of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this series being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Bonds of this series are not subject to a sinking fund.

This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto; provided that this bond shall also be subject to the restrictions on transfer and exchange that appear above.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding (i) any selection of bonds of this series to be redeemed or (ii) any interest payment date. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank Trust Company, National Association, as successor Trustee under the Indenture, or its successor thereunder.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:		NORTHERN STATES POWER COMPANY

Attest:	[Form-Not for Signature]	By:	[Form-Not for Signature]
[Vice] President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
Authorized Officer

and

WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property that was not expressly described in the Original Indenture, in the Restated Indenture or in any previous Supplemental Trust Indenture; and

WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and

WHEREAS, U.S. Bank Trust Company, National Association has duly succeeded U.S. Bank National Association (the “Preceding Trustee”) as Trustee under the Indenture in accordance with Section 17.12 of the Restated Indenture; and

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank Trust Company, National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I

SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY

TO THE LIEN OF THE INDENTURE

SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank Trust Company, National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company and wherever situated pursuant to the provisions of the Indenture;

All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

Further, and without limiting the foregoing or any provision of the Indenture, the Company hereby acknowledges, affirms, grants, and re-grants unto U.S. Bank Trust Company, National Association, as Trustee, all mortgage liens and security interests held by the Preceding Trustee and each of its predecessors as Trustee under the Indenture, to the extent such mortgage liens and security interest have not heretofore been released in accordance with the Indenture.

ARTICLE II

FORM AND EXECUTION OF SERIES DUE JUNE 15, 2041

SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due June 15, 2041, each of which shall bear the descriptive title “First Mortgage Bonds, Series due June 15, 2041,” (such bonds, the “Bonds”) and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $250,000,000. The bonds of said series shall mature on June 15, 2041, and shall be issued as registered bonds without coupons in denominations of a multiple of $100,000 and integral multiples of $1,000 in excess thereof. The bonds of said series shall bear interest at the rate of 5.48% per annum payable semi-annually on June 15 and December 15 of each year commencing December 15, 2026, and subject to Section 2.06 hereof, the principal and interest shall be payable to the Initial Bondholder entitled to such payments by the method and at the address specified by such Initial Bondholder. Interest on the Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of the Bonds is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of the Bonds is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of the Bonds is required to be paid. The Bonds shall be dated as of the date of authentication thereof by the Trustee.

As long as there is no existing default in the payment of interest on the Bonds, the person in whose name any Bond is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Bond subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.

The term “Regular Record Date” as used in this Section 2.01 with respect to any interest payment date (June 15 or December 15) shall mean the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day). The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

SECTION 2.02. Prior to December 15, 2040 (six months prior to the maturity date of the Bonds) (the “Par Call Date”), the Company may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

The Bonds are not subject to a sinking fund.

The redemption prices of the Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.

SECTION 2.03. The registered owner of any Bond or Bonds at his, her or its option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of the Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

SECTION 2.05. All Bonds, and all bonds issued upon registration of, transfer of or in exchange for, any such bonds of said series, shall be restricted securities (within the meaning of Rule 144 under the Securities Act of 1933 (the “Securities Act”); hereinafter, collectively, “Restricted Securities”) and shall be subject to the restrictions on transfer provided in the legends set forth on the Restricted Securities. The registered holder of each Restricted Security, by such registered holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear on their faces the applicable legends limiting transferability set forth on the form of bond in the recitals hereto.

Each registered holder will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such Bonds only in accordance with the legend set forth on the face of the Restricted Securities.

Subject to the restrictions on transfer and exchange set forth herein and in the Indenture, the holder of any Bonds issued hereunder may transfer or exchange such bonds in whole or in part (in a principal amount which is an integral multiple of $100,000 or in an amount which is not an integral multiple of $100,000 if the holder is transferring or exchanging all of the bonds of said series held by such holder) by surrendering them at the Corporate Trust Office of the Trustee or at the office of the transfer agent, together with (a), an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and (b) additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such Bonds as may be required pursuant to the terms of this Supplemental Trust Indenture.

Upon surrender of a definitive Bond for transfer or exchange with the appropriate documentation, subject to the restrictions described herein and in the Indenture, the Trustee will, within five business days of such request if made at the Corporate Trust Office of the Trustee, or within 10 business days if made at the office of a transfer agent (other than the Trustee), authenticate and deliver at the Corporate Trust Office of the Trustee or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or registered holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or registered holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a definitive bond or bonds of said series, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any definitive Bond will not be valid unless made at the Corporate Trust Office of the Trustee or at the office of a transfer agent by the registered holder in person or by a duly authorized attorney-in-fact.

SECTION 2.06. So long as any Initial Bondholder or its nominee shall be the registered holder of any Bond, and notwithstanding anything contained in the Restated Indenture, the Company will pay all sums becoming due on such bond for principal, premium, if any, and interest by the method and at the address specified for such purpose for such Initial Bondholder in Schedule B to the Purchase Agreement, or by such other method (reasonably acceptable to the Trustee) or at such other address as such Initial Bondholder shall have from time to time specified to the Trustee in writing for such purpose, without the presentation or surrender of such bond, except that concurrently with payment and redemption in full of any such bond, the Initial Bondholder shall surrender such bond for cancellation to the Company at its principal office or place of payment designated by the Company pursuant to Article II of the Restated Indenture and Section 2.05 hereof. The Company shall afford the benefits of this Section 2.06 to any Institutional Investor (as defined below) that is the direct or indirect transferee of any Bond purchased by any Initial Bondholder under the Purchase Agreement and that has made the same agreement relating to such bond as such Initial Bondholder have made in this Section 2.06. Upon receiving payment as specified above without the presentation or surrender of any Bond, such Initial Bondholder, its nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with such Initial Bondholder, its nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this Section 2.06, including the costs of defending itself in connection therewith, such indemnity to survive the payment of such bond and any resignation or removal of the Trustee.

The term “Institutional Investor” means (a) any Initial Bondholder, (b) any holder of a bond (together with one or more of its affiliates) holding more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund (as defined in the Purchase Agreement) of any holder of any Bond.

ARTICLE III

APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01. The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c) Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

(d) The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
[NAME OF AUTHENTICATING AGENT], Authenticating Agent

By:	[Form-Not for Signature]
Authorized Officer

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV

FINANCING STATEMENT TO COMPLY WITH

THE UNIFORM COMMERCIAL CODE

SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company c/o Dawn Schultz, Siting & Land Rights Xcel Energy PO Box 8 Eau Claire, WI 54702-0008

Secured Party:	U.S. Bank Trust Company, National Association, as Trustee c/o U.S. Bank Global Corporate Trust Services 60 Livingston Avenue, EP-MN-WS3C St. Paul, Minnesota 55107

NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.

SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.

SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000
Series due June 15, 2024	$200,000,000
Series due December 1, 2047	$100,000,000
Series due September 1, 2048	$200,000,000
Series due May 1, 2051	$100,000,000
Series due May 1, 2051	$100,000,000
Series due September 15, 2052	$100,000,000
Series due June 15, 2053	$125,000,000
Series due June 15, 2054	$650,000,000
Series due June 15, 2041	$250,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.

SECTION 4.05. The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated April 1, 1947	Supplemental Trust Indenture Dated March 1, 1949

Supplemental Trust Indenture Dated June 1, 1957	Supplemental Trust Indenture Dated August 1, 1964

Supplemental Trust Indenture Dated December 1, 1969	Supplemental Trust Indenture Dated September 1, 1973

Supplemental Trust Indenture Dated February 1, 1982	Supplemental Trust Indenture Dated March 1, 1982

Supplemental Trust Indenture Dated June 1, 1986	Supplemental Trust Indenture Dated March 1, 1988

Supplemental and Restated Trust Indenture Dated March 1, 1991	Supplemental Trust Indenture Dated April 1, 1991

Supplemental Trust Indenture Dated March 1, 1993	Supplemental Trust Indenture Dated October 1, 1993

Supplemental Trust Indenture Dated December 1, 1996	Supplemental Trust Indenture Dated September 1, 2003

Supplemental Trust Indenture Dated September 1, 2008	Supplemental Trust Indenture Dated October 1, 2012

Supplemental Trust Indenture Dated June 1, 2014	Supplemental Trust Indenture Dated November 1, 2017

Supplemental Trust Indenture Dated September 1, 2018	Supplemental Trust Indenture Dated May 18, 2020

Supplemental Trust Indenture Dated July 19, 2021	Supplemental Trust Indenture Dated July 15, 2022

Supplemental Trust Indenture Dated May 10, 2023	Supplemental Trust Indenture Dated May 13, 2024

SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

SECTION 4.07. Each of the Company, as debtor, and the Trustee, as secured party, authorizes the filing of additional financing statements and amendments of financing statements for the purpose of confirming and giving further force and effect to this Financing Statement and the security interests created by the Indenture.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. The recitals of fact herein, except the recital to the effect that the Trustee has duly succeeded the Preceding Trustee as Trustee under the Indenture and the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b) In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name to be hereunto affixed, and this Supplemental Trust Indenture, to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done as of this 9th day of June, 2026.

NORTHERN STATES POWER COMPANY

By: Todd A. Wehner
Its: Vice President, Treasurer

Attest:

By: Amy L. Schneider
Its: Vice President, Corporate Secretary

[Signature Page to Supplemental Trust Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: Joshua A. Hahn
Its: Vice President

Attest:

By: Jason Dressel
Its: Vice President

[Signature Page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF HENNEPIN	)

On this the 9th day of June, 2026, before me, Joanne Marie McNabb, a Notary Public, the undersigned officer, personally appeared Todd A. Wehner and Amy L. Schneider, who acknowledged themselves to be the Vice President, Treasurer and the Vice President, Corporate Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President, Treasurer and Vice President, Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Todd A. Wehner and Amy L. Schneider, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public, State of Minnesota County of Hennepin My commission expires: January 31, 2030

(NOTARY SEAL)

[Notary Page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF RAMSEY	)

On this the 5th day of June, 2026, before me, Ben Palmer, a Notary Public, the undersigned officer, personally appeared Joshua A. Hahn and Jason Dressel, who acknowledged themselves to each be a Vice President of U.S. Bank Trust Company, National Association, a national banking association, and that they, as such Vice Presidents, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Vice President, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public In and For County of Ramsey State of Minnesota My commission expires: January 31, 2028
(NOTARY SEAL)

[Notary Page to Supplemental Trust Indenture]

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank Trust Company, National Association, as Trustee, dated June 9, 2026, includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Clark, to wit:

Grassland Substation (New)

West 435 feet of the North 550 feet of the SW 1⁄4 of the SW 1⁄4 of Section 12, Township 26 North, Range 2 West, Town of Eaton, Clark County, Wisconsin, EXCEPT Lot One (1) of Clark County Certified Survey Map No. 1199 recorded in Volume 684 Records, page 201 as Document No. 509835.

The Parcel Identification Number is 010.0222.0001.

2.	The following described real property, situated, lying and being in the County of Dunn, to wit:

Elk Creek Solar

That part of the Southwest Quarter (SW1/4) of Section 8, Township 27 North, Range 11 West, described as follows: Commencing at the quarter post between Sections 8 and 17 in said Township 27, Range 11 West, thence North on the quarter line 6 chains and 62 links, thence North 62 1/2° West, 40 chains and 75 links, thence North 68°, West 4 chains and 70 links to the west section line of said Section 8, thence South on said section line 26 chains and 96 links to the Southwest corner of said Section 8, thence East on the South section line of said Section 8 to the point of commencement, except: However that part conveyed to the Methodist Episcopal Church of Waneka and the highway running across said Southwest Quarter (SW1/4) of Section 8 in a Southwesterly direction, Dunn County, Wisconsin.

Also except that portion conveyed for highway purposes in deed dated March 1, 2016 and record April 18, 2016 as Document 614570.

The Parcel Identification Number is 17034-2-271108-320-0005.

Elk Mound Laydown Yard

Lot 3 of Certified Survey Map No. 5144 as recorded in Volume 26 of Certified Survey Maps on Page 124 as Document No. 676180; being a part of Lot 1 of Certified Survey Map No. 2921 as recorded in Volume 13 of Certified Survey Maps on Page 81 as Document No. 509658; located in the SW 1⁄4 of the NW 1⁄4 of Section 22, Township 28 North, Range 11 West, Town of Elk Mound, Dunn County, Wisconsin.

The Parcel Identification Number is 17008-2-281122-230-0003.

3.	The following described real property, situated, lying and being in the County of Eau Claire, to wit:

Elk Farm Substation

Parcel 1:

The NW1/4 of the NE1/4 of Section 7, Township 27 North, Range 8 West, Town of Seymour, Eau Claire County, Wisconsin; EXCEPT the North 600 feet of the West 450 feet thereof.

Parcel 2:

The NW1/2 of the SW1/4 of the NE1/4 of the NE1/4 of Section 7, Township 27 North, Range 8 West, Town of Seymour, Eau Claire County, Wisconsin.

Parcel 3:

The North 600 feet of the West 450 feet of the NW 1⁄4 of the NE 1⁄4 of Section 7, Township 27 North, Range 8 West, Town of Seymour, Eau Claire County, Wisconsin.

The Parcel Identification Numbers are 020-1036-04-000, 020-1036-02-000 and 020-1036-04-010.

4.	The following described real property, situated, lying and being in the County of St. Croix, to wit:

Junction Mill Substation

The North 637 feet of the Northeast Quarter of the Northwest Quarter (NE1/4-NW1/4), Section Twenty-six (26), Township Twenty-eight (28) North, Range Nineteen (19) West, Town of Troy, St. Croix County, Wisconsin.

The Parcel Identification Number is 040-1103-60-000.

5.	The following described real property, situated, lying and being in the County of Trempealeau, to wit:

Tremval North Substation

That part of the SW1/4 of the SE1/4 of Section 8, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin, lying on the South side of the highway; EXCEPTING therefrom the following described lands:

Beginning at a point where the South right of way of the North River Road crosses the West line of said SW1/4 of the SE1/4; thence South along the West line a distance of 330.0 feet; thence East a distance of 132.0 feet; thence North parallel with the West line of forty a distance of 270.0 feet to the South line of right of way; thence North 66° West a distance of 144.0 feet to the point of beginning.

AND

The NW1/4 of the NE1/4 of Section 17, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin; EXCEPT that part described as follows:

Commencing at the NW corner of said NW1/4 of the NE1/4; thence East 132 feet along the right of way of the highway; thence South 330 feet, parallel to the East line of said forty; thence West 132 feet to the West line of said forty, running parallel to the North line of said forty; thence North 330 feet along the West line of said forty to the point of beginning; ALSO EXCEPT Commencing at the Northeast corner of said NW1/4 of the NE1/4; thence running West about 25 rods to the center of Highway running through said NW1/4 of the NE1/4; thence in a Southeasterly direction along the center of Highway to the East line of said forty; thence North on said forty line 14 rods 10 feet to the point of beginning.

AND

That part of the NW1/4 of the NE1/4 of Section 17, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin, described as follows:

Commencing at the NW corner of said NW1/4 of the NE1/4; thence East 132 feet along the right of way of the highway; thence South 330 feet, parallel to the East line of said forty; thence West 132 feet to the West line of said forty, running parallel to the North line of said forty; thence North 330 feet along the West line of said forty to the point of beginning.

AND

The SW1/4 of the NE1/4 of Section 17, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin.

The Parcel Identification Numbers are 024-00184-0000, 024-00417-0000, 024-00418-0000 and 024-00419-0000.

II. TRANSMISSION LINES OF THE COMPANY

IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3351

Iron County

Section 23, Township 46 North, Range 2 East

Note: Not to be indexed in the Iron County tract index.

Line 3502

Barron County

Sections 15, 16, 17, 21, 22, 27, 28, Township 34 North, Range 12 West

Note: Not to be indexed in the Barron County tract index.

Line 3604

Bayfield County

Section 29, Township 50 North, Range 8 West

Note: Not to be indexed in the Bayfield County tract index.

COMPANY’S RECEIPT FOR COPY

The undersigned, Northern States Power Company, a Wisconsin corporation, the Company described in the foregoing instrument, hereby acknowledges that it has as of this day received from U.S. Bank Trust Company, National Association the Supplemental Trust Indenture described therein, a full, true, complete, and correct copy of said instrument with signatures and acknowledgments thereon shown. Dated as of this 9th day of June, 2026.

NORTHERN STATES POWER COMPANY

By: Todd A. Wehner
Its: Vice President, Treasurer

Attest:

By: Amy L. Schneider
Its: Vice President, Corporate Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

This instrument was acknowledged before me on June 9th, 2026, by Todd A. Wehner and Amy L. Schneider, as the Vice President, Treasurer and the Vice President, Corporate Secretary, respectively, of NORTHERN STATES POWER COMPANY, a Wisconsin corporation.

[Notarial Seal]

Name printed: Joanne Marie McNabb
Notary Public, State of Minnesota
My commission expires: January 31, 2030

[Notary Page - Company’s Receipt for Copy]

SCHEDULE 4.4(a)(i)

FORM OF OPINION OF COMPANY COUNSEL

[provided separately]

SCHEDULE 4.4(a)(i)

(to Bond Purchase Agreement)

SCHEDULE 4.4(a)(ii)

FORM OF OPINION OF JONES DAY

[provided separately]

SCHEDULE 4.4(a)(ii)

(to Bond Purchase Agreement)

SCHEDULE 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)

(to Bond Purchase Agreement)

SCHEDULE 5.3

DISCLOSURE MATERIALS

1.	None.

SCHEDULE 5.3

(to Bond Purchase Agreement)

SCHEDULE 5.5

FINANCIAL STATEMENTS

Audited financial statements of the Company for the fiscal years ended December 31, 2025, 2024 and 2023 included in the Company’s Form 10-K for the period ended December 31, 2025 filed on February 25, 2026.

SCHEDULE 5.5

(to Bond Purchase Agreement)

SCHEDULE B

NORTHERN STATES POWER COMPANY

(A WISCONSIN CORPORATION)

1414 WEST HAMILTON AVENUE

EAU CLAIRE, WISCONSIN 54701

INFORMATION RELATING TO PURCHASERS

[provided separately]

SCHEDULE B

(to Bond Purchase Agreement)